UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017

NICOLET BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

111 North Washington Street

Green Bay, Wisconsin 54301

(Address of principal executive offices)

(920) 430-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on May 9, 2017 (the “Annual Meeting”), Nicolet’s shareholders approved the following proposals by the votes set forth below:

Proposal 1: Election of Directors

Name	For	Withheld	Broker Non-Votes
Robert W. Agnew	5,299,565	163,356	1,633,827
Robert B. Atwell	5,327,325	136,931	1,633,827
Michael E. Daniels	5,327,528	135,393	1,633,827
John N. Dykema	5,333,537	129,384	1,633,827
Terrence R. Fulwiler	5,326,120	136,801	1,633,827
Christopher J. Ghidorzi	5,330,803	132,118	1,633,827
Michael J. Gilson	5,317,806	144,850	1,633,827
Thomas L. Herlache	5,106,562	356,450	1,633,827
Louis J. “Rick” Jeanquart	5,312,573	150,083	1,633,827
Donald J. Long, Jr.	5,339,963	122,958	1,633,827
Dustin J. McClone	5,322,602	140,319	1,633,827
Susan L. Merkatoris	5,354,019	112,207	1,633,827
Randy J. Rose	5,273,347	189,575	1,633,827
Oliver “Pierce” Smith	5,335,561	127,360	1,633,827
Robert J. Weyers	5,346,787	116,134	1,633,827

Proposal 2: Ratification of the selection of Porter Keadle Moore, LLC as Nicolet’s independent registered public accounting firm for the year ended December 31, 2017.

For	Against	Abstain	Broker Non-Votes
6,882,862	198,245	15,974	N/A

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer